Exhibit 10.1

ADVANCES AND SECURITY AGREEMENT

This ADVANCES AND SECURITY AGREEMENT (this “Agreement”), dated as of the earlier of the date of execution by the Bank (as hereinafter defined) and [Insert latest date for execution], is entered into between [Insert Name of Borrower], a [Insert type of organization and whether organized under federal or state law], having its principal place of business at [Insert Address] (the “Borrower”) and the Federal Home Loan Bank of Atlanta, a corporation organized and existing under the laws of the United States, having its principal office at 1475 Peachtree Street, N.E., Atlanta, Georgia 30309 (the “Bank”).

WHEREAS, the Borrower desires from time to time to participate in the Bank’s credit programs under the terms of this Agreement, and the Bank is authorized to extend credit to the Borrower pursuant to the provisions of the Federal Home Loan Bank Act, as now and hereafter amended, modified, supplemented or restated (the “Act”), and the regulations and guidelines of the Federal Housing Finance Board (the “Board”) or any successor entity, as now and hereafter in effect, including all amendments, modifications, supplements and restatements thereto or thereof (collectively, the “Regulations”);

WHEREAS, the Bank requires that extensions of credit by the Bank be secured pursuant to this Agreement, and the Borrower and any Obligor (as hereinafter defined) joined to this Agreement from time to time, as provided herein, agree to provide the security the Bank requests in accordance with this Agreement; and

WHEREAS, the Borrower and each other Obligor acknowledges, understands and agrees that (a) the Bank shall not have any obligation or commitment (under this Agreement, the Credit and Collateral Policy, or otherwise) to approve any application by the Borrower for Advances, Credit Products, Derivative Transactions, or Other Products, (b) the terms and conditions of any Advances, Credit Products, Derivative Transactions, or Other Products which the Bank may make or issue, except for any such terms and conditions specified in a Confirmation, may change after the date made or issued, in connection with a modification to the Bank’s Credit and Collateral Policy as provided in Section 6.01 of this Agreement, and (c) the Bank, in its sole discretion, may modify the Credit and Collateral Policy from time to time after the date of this Agreement and need not obtain any further consent from any Obligor in order for those modifications to become binding upon each Obligor.

NOW THEREFORE, the Borrower and the Bank agree as follows:

ARTICLE I: DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms shall have the following meanings:

(A) “Advances” means any and all loans or other similar extensions of credit, heretofore, now or hereafter granted by the Bank to, on behalf of, or for the account of, the Borrower.

(B) “Affiliate” means an affiliate of the Borrower which (i) has been accepted by the Bank, in its sole discretion, as a person which may pledge collateral to the Bank and otherwise support the obligations of the Borrower to the Bank hereunder and (ii) has entered into a Joinder Agreement. The Affiliate and the Borrower are hereinafter jointly referred to as the “Obligors.”

(C) “Application” means an application or other writing, in such form or forms as shall be specified by the Bank from time to time, by which the Borrower requests an Advance or a Credit Product, and by which an Obligor requests a Derivative Transaction or an Other Product.

(D) “Borrowed Money” means, with respect to any Person, without duplication (a) all indebtedness for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) any obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof or evidenced by a note or other instrument), (e) all Borrowed Money of others secured by (or for which the holder of such Borrowed Money has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, any property or asset owned, held or acquired by such Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) all guaranty obligations of such Person in respect of any Borrowed Money of any other person, (g) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (i) the Borrowed Money of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer.

(E) “Borrowing Documents” means this Agreement (as amended by any and all Joinder Agreements and any and all Collateral Pledge Amendments), all Applications, all Confirmations, and all Supplemental Documentation.

(F) “Capital Stock” means all of the capital stock in the Bank held by the Borrower and all payments which have been or hereafter are made on account of subscriptions to and all unpaid dividends on such capital stock.

(G) “Collateral” means (i) all property, including the products and proceeds thereof, heretofore assigned, transferred or pledged to the Bank by any Obligor as collateral for an Advance, a Credit Product, a Derivative Transaction, an Other Product or any other Liability prior to the date hereof and (ii) all Capital Stock, Deposits, Residential First Mortgage Collateral, Commercial Mortgage Collateral, Multifamily Mortgage Collateral, Government and Agency Securities Collateral, HELOC and Second Mortgage Collateral, Other Securities Collateral and Other Collateral, including the products and proceeds thereof, which is now or hereafter pledged to the Bank pursuant to Section 3.01 hereof or any Joinder Agreement.

(H) “Collateral Maintenance Level” means the aggregate dollar amount equal to such percentage(s) as the Bank may specify from time to time of all Liabilities (1) for Advances and Credit Products; (2) with respect to Derivative Transactions for which an Obligor is required to maintain Collateral; and (3) with respect to any Other Product or under any Borrowing Documents. The Bank may increase or decrease the Collateral Maintenance Level at any time as provided in the Credit and Collateral Policy, and such increase or decrease, as specified by the Bank, will apply to all existing as well as after-arising Liabilities.

(I) “Collateral Pledge Amendment” means a Collateral Pledge Amendment, substantially in the form attached hereto as Exhibit B, whereby the Obligors and the Bank have agreed to amend the collateral pledge provisions of Section 3.01 (ii) hereof as provided therein.

(J) “Commercial Mortgage Collateral” means all notes, bonds, instruments, mortgages, deeds of trust, deeds to secure debt, security agreements, policies and certificates of insurance, guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel, loan servicing data and all other electronically stored and written records or materials relating to fully-disbursed loans held by any Obligor secured by a first lien on property improved by one or more commercial buildings, together with all rights and interests associated with such loans and documents, including all legal, beneficial, residual and servicing rights, and any endorsements or assignments thereof.

(K) “Confirmation” means a confirmation, in such form or forms as the Bank may generate from time to time, by which the Bank agrees to, confirms and provides any additional terms with respect to any Advance, Credit Product, Derivative Transaction, or Other Product.

(L) “Credit and Collateral Policy” means the policies and procedures of the Bank governing the administration of its credit and other programs, including the requirements for maintenance of collateral to secure extensions of credit by the Bank, as any such policies and procedures may be amended, supplemented, restated or otherwise modified from time to time hereafter, in accordance with Section 6.01.

(M) “Credit Products” means any and all commitments or obligations under which the Bank agrees to make payments on behalf of or for the account of the Borrower, including letters of credit, guarantees or other arrangements intended to facilitate transactions between the Borrower and third parties, or under which the Bank enters into a credit or financial accommodation, agreement or other arrangement with the Borrower, irrespective of whether the Bank’s obligation is contingent or conditional.

(N) “Deposits” means all deposit accounts maintained by any Obligor with the Bank, all money, cash, checks, drafts, notices, bills, bills of exchange and bonds deposited therein or credited thereto, any increases, renewals, extensions, substitutions and replacements thereof, whether or not deposited in any such deposit account and all statements, certificates, passbooks and instruments representing any such deposit account.

(O) “Derivative Transactions” means all interest rate swaps, all interest rate caps, floors and collars, all currency exchange transactions, all options and all similar transactions entered into between the Bank and any Obligor.

(P) “GAAP” means generally accepted accounting principles.

(Q) “Government and Agency Securities Collateral” means mortgage-backed securities (including participation certificates) issued by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, obligations guaranteed by the Government National Mortgage Association, and obligations issued or guaranteed by the United States or an agency thereof.

(R) “HELOC and Second Mortgage Collateral” means all notes, bonds, instruments, mortgages, deeds of trust, deeds to secure debt, security agreements, policies and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel and loan servicing data and all other electronically stored and written records or materials relating to home equity lines of credit held by any Obligor, loans held by any Obligor secured by a junior lien on one-to-four unit single-family dwellings, or other similar loans held by any Obligor which have not been fully disbursed, together with all rights and interests associated with such loans and documents, including all legal, beneficial, residual and servicing rights, and any endorsements or assignments thereof.

(S) “Joinder Agreement” means a joinder agreement, substantially in the form attached hereto as Exhibit A, whereby an Obligor has agreed in writing to be primarily, jointly and severally liable for all obligations of all of the Obligors to the Bank under this Agreement and to pledge Collateral satisfactory to the Bank as security for such obligations.

(T) “Lendable Collateral Value” means an amount equal to such percentage as the Bank shall from time to time, in its sole discretion, ascribe in the Credit and Collateral Policy to the market value or unpaid principal balances (as the Bank may specify or define) of Qualifying Collateral.

(U) “Liabilities” means all fees, expenses, obligations, liabilities or indebtedness of any Obligor to the Bank, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or hereafter at any time created, arising or incurred, under this Agreement, any Application, Confirmation, Supplemental Documentation, Advance, Derivative Transaction, Credit Product, Other Product or Deposit, including any overdrafts or other charges in connection therewith, or under any other obligation for any other service provided by the Bank, including any obligations under indemnification provisions in any agreement or document between any Obligor and the Bank, and any renewal, extension or substitution of any such obligations, liabilities and indebtedness, including reasonable attorneys’ fees of the Bank in the collection thereof and the enforcement of any remedies with respect to any Collateral therefor.

(V) “Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Obligor, or (b) the impairment of the ability of any Obligor to perform its obligations under any Borrowing Document to which it is a party or of Bank to enforce any Borrowing Document or collect any of the Liabilities. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect. In determining whether an event would result in a Material Adverse Effect on any Affiliate, a Material Adverse Effect shall be deemed to have occurred with respect to such Affiliate if the effect of such event would result in a Material Adverse Effect on the Borrower and such Affiliate, taken as a whole.

(W) “Multifamily Mortgage Collateral” means all notes, bonds, instruments, mortgages, deeds of trust, deeds to secure debt, security agreements, policies and certificates of insurance, guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel, loan servicing data and all other electronically stored and written records or materials relating to the fully-disbursed loans held by any Obligor secured by a first lien on property improved by one or more multifamily buildings, together with all rights and interests associated with such loans and documents, including all legal, beneficial, residual and servicing rights, and any endorsements or assignments thereof.

(X) “Obligors” means, collectively, the Borrower and any Affiliate joined hereunder as provided herein.

(Y) “Other Collateral” means such items of personal property, other than Capital Stock, Deposits, Residential First Mortgage Collateral, Commercial Mortgage Collateral, Multifamily Mortgage Collateral, Government and Agency Securities Collateral, HELOC and Second Mortgage Collateral, and Other Securities Collateral, that are offered by any Obligor as Collateral and are specifically accepted by the Bank as Collateral; provided, Other Collateral may from time to time include specific items of Residential First Mortgage Collateral, Commercial Mortgage Collateral, Multifamily Mortgage Collateral and HELOC and Second Mortgage Collateral which are identified and offered by an Obligor as Collateral and are specifically accepted by the Bank as Collateral.

(Z) “Other Products” means all products and services, other than an Advance, Credit Product or Derivative Transaction, offered by the Bank to any Obligor from time to time, including correspondent banking services, mortgage purchase programs and affordable housing and community investment products and services.

(AA) “Other Securities Collateral” means securities (other than Government and Agency Securities Collateral) representing unsubordinated interests in, or collateralized by first lien security interests in, both the interest and principal payments on first lien residential mortgages.

(BB) “Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, governmental authority, or any other entity.

(CC) “Qualifying Collateral” means Collateral, other than Capital Stock and Deposits, which is eligible as collateral to support the origination of Advances, Credit Products, Derivative Transactions and Other Products under the terms and conditions of the Act, the Regulations and the Credit and Collateral Policy, and which satisfies such other requirements for lending as may be established by the Bank.

(DD) “Residential First Mortgage Collateral” means all notes, bonds, instruments, mortgages, deeds of trust, deeds to secure debt, security agreements, policies and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel and loan servicing data and all other electronically stored and written records or materials relating to fully-disbursed loans held by any Obligor secured by a first lien on one-to-four unit single family dwellings, together with all rights and interests associated with such loans and documents, including all legal, beneficial, residual and servicing rights, and any endorsements or assignments thereof.

(EE) “Supplemental Documentation” means any document, agreement or other writing (other than this Agreement) between the Bank and an Obligor relating to Deposits, Advances, Credit Products, Derivative Transactions and Other Products, including reimbursement agreements, mortgage purchase documents, wire transfer agreements, automated clearinghouse agreements, agreements related to the loans held for sale program, International Swap Dealers Association (“ISDA”) master agreements, schedules to ISDA master agreements and credit support annexes to ISDA master agreements.

Section 1.02 Other Definitional Provisions. References to “Sections,” “Subsections” and “Exhibits” shall be to Sections, Subsections and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, facsimile, electronic and other means of reproducing words or other data in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE II: ADVANCES AGREEMENT

Section 2.01 Documentation. Subject to Section 6.03 hereof, the Borrower may apply to the Bank for Advances, Credit Products, Derivative Transactions and Other Products in accordance with the Credit and Collateral Policy. The final terms of any Advance, Credit Product, Derivative Transaction or Other Product shall be conclusively established by this Agreement and any Confirmation and Supplemental Documentation related thereto. Any Obligor shall be estopped from asserting any claim or defense with respect to the terms of any Confirmation or other Supplemental Documentation that is not required to be signed by the Borrower applicable to any Advance, Credit Product, Derivative Transaction or Other Product unless, within the earlier of (i) any time period specified in any Confirmation or Supplemental Documentation relating thereto and (ii) five (5) business days of receipt of the final documents relating to such product or service, the Borrower delivers to the Bank a written notice specifying the disputed term(s) or condition(s) of the Advance, Credit Product, Derivative Transaction or Other Product. Upon the request of the Bank, or as provided in the Credit and Collateral Policy, the Borrower shall sign and deliver to the Bank a promissory note or notes and such other Supplemental Documentation in such form as the Bank may reasonably require evidencing any Advance, Credit Product, Derivative Transaction or Other Product. Unless otherwise agreed by the Bank in writing, all Advances shall be made by crediting the Borrower’s demand deposit account(s) with the Bank. All Borrowing Documents shall be deemed to have been executed and delivered in Atlanta, Georgia, and all payments made under the Borrowing Documents shall be deemed to have been made in Atlanta, Georgia. The Bank’s obligation to fund any portion of any approved Advance, issue any approved letter of credit, guaranty or financial accommodation relating to a Credit Product or continue under any Derivative Transaction or Other Product shall be subject to (i) continuing compliance by the Obligors with the terms and provisions of this Agreement (ii) there having occurred no Event of Default hereunder and (iii) the continuing satisfaction by the Obligors of the credit and collateral considerations of the Bank and the eligibility requirements and policies prescribed in the Act, the Regulations and the Credit and Collateral Policy.

Section 2.02 Repayment of Liabilities. Each Obligor agrees, jointly and severally, to repay all Liabilities in accordance with this Agreement, the Credit and Collateral Policy and the terms and conditions of the Confirmation and Supplemental Documentation evidencing such Liabilities. Interest shall be paid on all Liabilities at the times specified by the Bank in the Credit and Collateral Policy and in the Confirmation or Supplemental Documentation and shall be charged for each day that such Liabilities are outstanding at the rate applicable to such Liabilities. Each Obligor shall pay to the Bank, immediately and without demand, interest on any past due principal of and interest on any Liabilities at an interest rate which is the greater of (i) the rate applicable to such Liabilities plus one percent or (ii) the rate in effect and being charged by the Bank from time to time on overdrafts on demand deposit accounts of its members, but in no event more than any applicable limit established by the Regulations (the “Default Rate”). The Borrower shall ensure that, on any day on which any payment is due to the Bank with respect to any Liabilities, whether by maturity, prepayment or acceleration, the Borrower’s demand deposit account(s) with the Bank has an available balance in an amount at least equal to the amounts then due and payable to the Bank, and the Borrower hereby authorizes the Bank to debit the Borrower’s demand deposit account(s) with the Bank for all amounts due and payable with respect to any Liabilities and for all other amounts due and payable hereunder. In the event that the available balance in the Borrower’s demand deposit account(s) is insufficient to pay such due and payable amounts, the Bank may, without notice to or request from any Obligor, apply any other deposits, credits, or monies of any Obligor then in the possession of the Bank to the payment of amounts due and payable. Each Obligor agrees that, in the event that any such debit results in any of the Borrower’s accounts with the Bank being overdrawn, the Obligor shall immediately reimburse the Bank for such overdraft amount and pay overdraft charges thereon at the Default Rate, in addition to any minimum fees for overdrafts imposed by the Bank from time to time. All payments with respect to Liabilities shall be applied first to any fees or charges applicable thereto and to interest due thereon, in such order as the Bank may determine, and then to any principal amount thereof that is then due and payable.

Section 2.03 Payment of Prepayment Charges. All prepayment fees and charges described in the Credit and Collateral Policy, or in any Application, Confirmation or Supplemental Documentation, shall be payable at the time of any voluntary or involuntary payment of all or part of the principal of any Liabilities prior to the originally scheduled maturity thereof, including without limitation payments that are made as a part of a liquidation of any Obligor or that become due by operation of law or as a result of an acceleration pursuant to Section 5.02 hereof, whether such payment is made by any Obligor, by a conservator, receiver, liquidator or trustee of or for any Obligor, or by any successor to or any assignee of any Obligor.

Section 2.04 Compliance with the Credit and Collateral Policy. Each Obligor hereby agrees to comply at all times with the Credit and Collateral Policy.

ARTICLE III: SECURITY AGREEMENT

Section 3.01 Creation of Security Interest. As security for all Liabilities, the Borrower hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in, (i) all property assigned, transferred or pledged by the Borrower to the Bank as collateral securing Liabilities and other obligations of the Borrower as of the date hereof, (ii) except as otherwise provided in a Collateral Pledge Amendment, all of the Capital Stock, Deposits, Residential First Mortgage Collateral, Commercial Mortgage Collateral, Multifamily Mortgage Collateral and HELOC and Second Mortgage Collateral now or hereafter owned by the Borrower and (iii) all of the Government and Agency Securities Collateral, Other Securities Collateral, and Other Collateral, specifically identified by the Borrower to the Bank as Collateral and accepted by the Bank, and all proceeds and products of any items of the Collateral described in clauses (i) through (iii) above. In addition, as security for all Liabilities, each Affiliate will assign, transfer and pledge to the Bank, and grant to the Bank a security interest in, the Collateral set forth in its Joinder Agreement.

Section 3.02 Representations and Warranties Concerning Collateral. Each Obligor represents and warrants to the Bank, as of the date hereof, the date of each Advance, Credit Product, Derivative Transaction or Other Product, and the date of delivery of each collateral report required under Section 3.06(A) hereof, as follows:

(A) The Obligor owns and has marketable title to the Collateral pledged by it hereunder and has the right and authority to grant a security interest in such Collateral and to subject all of such Collateral to this Agreement;

(B) The information given from time to time by the Obligor as to each item of Collateral pledged by it hereunder is true, accurate and complete in all material respects;

(C) The Obligors own Qualifying Collateral with a Lendable Collateral Value at least equal to the Collateral Maintenance Level;

(D) The lien of the Residential First Mortgage Collateral, Commercial Mortgage Collateral and Multifamily Mortgage Collateral on the real property securing such Collateral is a first, prior and perfected lien under applicable law;

(E) The Obligor has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect, legal, or beneficial interest, lien or encumbrance in any Collateral on the part of any Person other than the Bank and the Obligor, except that the Obligor may sell or otherwise dispose of Collateral not necessary to meet the requirements of Section 3.03(A), and not otherwise reported to the Bank as Qualifying Collateral for purposes of meeting the requirements of Section 3.03(A); provided, however, any sale of Collateral to a person controlling, controlled by or in common control with any Obligor, except to any other Obligor that also pledges such Collateral to the Bank, must be at fair market value and on terms and conditions that are fair and reasonable to such Obligor;

(F) To the best knowledge of the Obligor, after reasonable inquiry, no account debtor or other obligor owing any obligation to the Obligor with respect to any Qualifying Collateral necessary to meet the collateral maintenance requirement in Section 3.03(A) hereof, or otherwise reported to the Bank as Qualifying Collateral for purposes of meeting the requirements of Section 3.03(A), has or shall have any defenses, offsetting claims, or other rights affecting the right of the Obligor or the Bank to enforce the terms of such Qualifying Collateral, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist under any such Qualifying Collateral; provided, however, that promptly upon discovery by the Bank or the Obligor of any such defenses, offsetting claims, rights affecting the rights of the Obligor or the Bank to enforce the terms of such Qualifying Collateral, or any defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default), in addition to any other remedies of the Bank under this Agreement, the Obligor shall replace such items of Collateral not in compliance with the provisions of this Section 3.02(F) with an equal amount of Qualifying Collateral meeting all requirements of this Agreement and the Credit and Collateral Policy; and

(G) To the best knowledge of the Obligor, after reasonable inquiry, no part of any real property or interest in real property that is included within the Collateral contains or is subject to the effects of toxic or hazardous materials or other hazardous substances (including those defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws) the presence of which could reasonably subject the Bank to any liability under applicable state or Federal law or local ordinance either at any time that such property is pledged to the Bank or upon the enforcement by the Bank of its security interest therein.

Section 3.03 Collateral Maintenance Requirement.

(A) The Obligors shall at all times maintain Qualifying Collateral which has a Lendable Collateral Value that is at least equal to the Collateral Maintenance Level. At any time the Obligors fail to maintain such Qualifying Collateral, as reasonably determined by the Bank, in addition to any other remedies of the Bank under this Agreement, the Obligors agree to assign, transfer and pledge, and grant to the Bank a security interest in, such additional amounts of Collateral as may be deemed necessary by the Bank for its protection in accordance with Section 10(d) of the Act.

(B) All documents and other matters pertaining to the Qualifying Collateral necessary to meet the requirements of Section 3.03(A), or otherwise reported to the Bank as Qualifying Collateral for purposes of meeting the requirements of Section 3.03(A), must be satisfactory to the Bank and, if not, the Bank may refuse to accept such Qualifying Collateral or may assign such Qualifying Collateral a Lendable Collateral Value less than the Lendable Collateral Value otherwise applicable under the Credit and Collateral Policy.

(C) No Obligor shall assign, pledge, transfer, create any lien, encumbrance or security interest in, sell, or otherwise dispose of any Collateral; provided, however, (i) an Obligor may sell or otherwise dispose of Collateral not necessary to meet the requirements of Section 3.03(A) and not otherwise reported to the Bank as Qualifying Collateral for purposes of meeting the requirements of Section 3.03(A), so long as (A) no Event of Default has occurred and is continuing and (B) any sale of Collateral to a person controlling, controlled by or in common control with any Obligor, except to any other Obligor that also pledges such Collateral to the Bank, is made at fair market value and on terms and conditions that are fair and reasonable to such Obligor, and (ii) upon the written request of the Obligors, the Bank will agree to release such Collateral as shall be mutually agreeable to the Bank and the Obligors so long as such Collateral to be released is not necessary to meet the requirements of Section 3.03(A) and not otherwise reported to the Bank as Qualifying Collateral for purposes of meeting the requirements of Section 3.03(A).

Section 3.04 Holding of Collateral.

(A) Each Obligor shall hold any Collateral in its possession in such manner as reasonably identifies the security interest of the Bank and as the Bank shall further direct.

(B) Except for Collateral required to be delivered to the Bank or its custodian as required hereunder, Collateral shall be held by each Obligor in its possession (except as otherwise provided herein) in trust for the benefit of, and subject to the direction, and control of, the Bank and shall be physically safeguarded by the Obligor in accordance with reasonable commercial procedures. To the extent that any Obligor enters into any custodial arrangement with respect to the Collateral, the Obligor shall notify the Bank in writing of such arrangement, shall provide the Bank with copies of all agreements evidencing such arrangement, which shall be satisfactory to the Bank in all respects, and shall cause such agreements to provide that the custodian holds the Collateral for the benefit of the Bank and no other person and that the custodian shall accept instructions from the Bank with respect to the Collateral. Without limitation of the foregoing, each Obligor shall take all action necessary or desirable to protect and preserve the Collateral and the Bank’s interest therein, including, the collection of payments under all mortgages and under any insurance, assuring that all mortgages are serviced in accordance with the standards of a reasonable and prudent mortgagee and compliance with all requirements with respect to the Collateral set forth in the Credit and Collateral Policy.

(C) Any Collateral which is a security or other investment property shall be delivered to the Bank, together with such assignments, powers and other documents as the Bank shall require in connection with its perfected, first-priority security interest in such Collateral. With respect to any uncertificated securities pledged to the Bank as Collateral hereunder, the delivery requirements contained in this Agreement shall be satisfied by the transfer of a perfected, first-priority security interest in such securities to the Bank, such transfer to be effected in such manner and to be evidenced by such documents as shall be reasonably specified by the Bank.

Section 3.05 Delivery of Collateral.

(A) Promptly upon the Bank’s written request, or as provided in the Credit and Collateral Policy, the Obligors shall deliver to the Bank, or to a custodian designated by the Bank, such Qualifying Collateral as may be necessary so that the Lendable Collateral Value of Qualifying Collateral held by the Bank, or such custodian, meets or exceeds the Collateral Maintenance Level at all times. Collateral delivered to the Bank shall be endorsed and assigned, as appropriate, in such form as reasonably specified by the Bank and together with such information with respect to such Collateral as the Bank shall request.

(B) Each Obligor agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover the Bank’s overhead and other costs relating to the receipt, holding and redelivery of Collateral and other reasonable expenses, disbursements and advances incurred or made by the Bank in connection therewith (including the reasonable compensation and the expenses and disbursements of any custodian, consultant or appraiser that may be appointed by the Bank hereunder, and the agents and legal counsel of the Bank and of such custodian).

Section 3.06 Collateral Reports; Access to Collateral.

(A) At the times provided in the Credit and Collateral Policy, and promptly after any additional requests by the Bank, each Obligor shall deliver to the Bank such information, reports, verification reviews and schedules with respect to the Collateral, the Qualifying Collateral and compliance with this Agreement and the Credit and Collateral Policy as provided in the Credit and Collateral Policy, or as the Bank shall request, all in form and substance as prescribed by the Bank.

(B) Each Obligor shall provide the Bank with such financial reports and other information relating to such Obligor’s financial condition as the Bank may reasonably request.

(C) Each Obligor shall give the Bank, its agents and representatives access at reasonable times and locations to the Collateral, and to such Obligor’s books and records of account relating to such Collateral, for the purpose of the Bank or its agents and representatives examining, verifying or reconciling the Collateral and such Obligor’s reports to the Bank thereon. At the Bank’s request, the Obligors shall make any or all documents and information pertaining to the Collateral available to the Bank, its agents and representatives at reasonable times and locations for their inspection and approval. Each Obligor shall make adequate working facilities available to the Bank, its agents and representatives for purposes of such verifications and reviews. Reasonable fees and charges may be assessed to the Obligors by the Bank to cover overhead and other costs relating to such verifications and reviews, including, any costs and expenses of third parties engaged by the Bank for such purposes.

(D) If any Obligor becomes aware or has reason to believe that the Lendable Collateral Value of such Obligors’ Qualifying Collateral has fallen below the Collateral Maintenance Level, that a contingency exists which with the lapse of time could result in such Obligors’ failure to meet the Collateral Maintenance Level, or any event has occurred which could reasonably be expected to have a Material Adverse Effect on such Obligor, such Obligor shall immediately notify the Bank.

(E) Each Obligor shall notify the Bank prior to (i) any change in such Obligor’s name, charter or other such similar organizational documents filed with any governmental entity, jurisdiction of organization, or form of organization and (ii) any event that could result in a change in such Obligor’s “location” as defined in the Uniform Commercial Code.

Section 3.07 Additional Documentation; Further Assurances.

(A) Each Obligor shall, or the Bank may, in lieu of the Obligor, make, execute, record and deliver such agreements, financing statements, notices, assignments, listings, powers, and other documents with respect to the Collateral and the Bank’s first-priority security interest therein and in such form as the Bank may reasonably require. Each Obligor shall, upon request of the Bank, immediately take such actions as the Bank shall deem necessary or appropriate to perfect the Bank’s first-priority security interest in the Collateral or otherwise to obtain, preserve, protect, enforce or collect the Collateral or the proceeds thereof.

(B) The Bank may from time to time hereafter require any Obligor to provide representations, warranties, and undertakings, in addition to those contained herein, reasonably related to the securing, perfecting, maintaining or enforcing of the Bank’s rights and interests in the Collateral.

Section 3.08 Bank’s Responsibilities as to Collateral. The Bank’s duty as to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented, or purported to be represented, by any such document or instrument. Each Obligor agrees that any and all Collateral may be removed by the Bank from the state or location where situated, and may be subsequently dealt with by the Bank as provided in this Agreement.

Section 3.09 Bank’s Rights as to Collateral; Power of Attorney. At any time or times, at the expense of the Obligors, the Bank may in its discretion, before the occurrence of an Event of Default as defined in Section 5.01 hereof in the case of (A), (C), (E), (F) or (H) below, or after the occurrence of an Event of Default in the case of (B), (D), (G) or (I) below, in its own name or in the name of its nominee or of any Obligor, do any or all things and take any and all actions that are pertinent to the protection of the Bank’s interest hereunder and are lawful under applicable law, so long as such rights are exercised in good faith and in a commercially reasonable manner, including, but not limited to, the following:

(A) Terminate any waiver, consent or forbearance given in connection with this Agreement; provided, however, any Event of Default which may result as a consequence of the termination of any such waiver, consent or forbearance shall not be deemed to have occurred unless such Event of Default has not been cured within three days following the termination of such waiver, consent or forbearance;

(B) Notify obligors on any Collateral to make payments or render performance thereon directly to the Bank;

(C) Endorse any Collateral in any Obligor’s name;

(D) Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

(E) Take any action any Obligor is required to take or which is otherwise reasonably necessary to file a financing statement, take possession of Collateral as described in Section 3.05(A) of this Agreement, obtain control of Collateral or otherwise perfect a security interest in any or all of the Collateral.

(F) Take any action any Obligor is permitted to take in connection with the Collateral that is pertinent to the protection of the Bank’s interest hereunder, to the same extent as if the Bank were the originator of the Collateral;

(G) Take control of any funds or other proceeds generated by the Collateral and use the same to reduce Liabilities as they become due;

(H) Cause the Government and Agency Securities Collateral and the Other Securities Collateral to be transferred to its name or the name of its nominee; and

(I) Cause the Collateral to be transferred to its name or the name of its nominee.

Each Obligor hereby appoints the Bank as its true and lawful attorney, for and on behalf of the Obligor and in its name, place and stead, to prepare, execute and record endorsements and assignments to the Bank of all or any item of Collateral, giving or granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Obligor might or could do. Each Obligor hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Liabilities and all obligations of the Obligors hereunder regardless of any default by any Obligor, is coupled with an interest, and is irrevocable for the period granted. This special power of attorney may be exercised only in accordance with the terms and provisions of this Agreement.

Section 3.10 Proceeds of Collateral. Each Obligor, as the Bank’s agent, shall collect all payments when due on all Collateral. If the Bank so requires, after the occurrence of an Event of Default, each Obligor shall hold such collections separate from its other monies in one or more designated cash collateral accounts maintained at the Bank and apply them to the reduction of Liabilities as they become due; otherwise, the Bank consents to the Obligors’ use and disposition of all such collections.

ARTICLE IV: ADDITIONAL REPRESENTATIONS,

WARRANTIES AND COVENANTS

Section 4.01 General Representations and Warranties by the Obligors. Each Obligor hereby represents and warrants that, as of the date hereof, the date of each Advance, Credit Product, Derivative Transaction or Other Product, and the date of delivery of each collateral report required under Section 3.07(A) hereof:

(A) Such Obligor is not, and neither the execution of nor the performance of any of the transactions or obligations of such Obligor under this Agreement shall, with the passage of time, the giving of notice or otherwise, cause such Obligor to be: (i) in violation of its charter or articles of incorporation, by-laws, the Act or the Regulations, any other law or administrative regulation, or any court decree, which could reasonably be expected to have a Material Adverse Effect on such Obligor; or (ii) in default under or in breach of any indenture, contract or other instrument or agreement to which such Obligor is a party or by which it or any of its property is bound, which default or breach could reasonably be expected to have a Material Adverse Effect on such Obligor;

(B) Such Obligor has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including those required under the Act and the Regulations) as may be required to enter into and perform its obligations under this Agreement and to obtain any Derivative Transaction or Other Product, and the Borrower has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including those required under the Act and the Regulations) as may be required to borrow each Advance and to obtain each Credit Product, Derivative Transaction and Other Product;

(C) The information given by such Obligor herein or in any Application, Confirmation or Supplemental Documentation, or in any other written statement made in connection with transactions contemplated thereunder, is true, accurate and complete in all material respects;

(D) The name, location (as defined in the Uniform Commercial Code) and corporate form of such Obligor is, and for the lesser of its entity existence or the four months prior to the date of this Agreement has been, the same as set forth in the opening paragraph of this Agreement or in a Joinder Agreement;

(E) All financial statements concerning such Obligor which have been furnished to the Bank or will hereafter be furnished to the Bank pursuant to this Agreement or any Joinder Agreement, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited financial statements, the absence of footnotes and year-end adjustments;

(F) Since the date of the most recent audited financial statements of such Obligor referred to in Section 4.01 (E) above, there have been no events or changes in facts or circumstances affecting such Obligor which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect on such Obligor;

(G) (i) Such Obligor is not the subject of any review or audit by any governmental or regulatory investigation concerning the violation or possible violation of any law (except for routine examinations in connection with which no violation or possible violation has been identified by such governmental or regulatory entity) which could reasonably be expected to result in any Material Adverse Effect on such Obligor and (ii) there are no judgments outstanding against such Obligor or affecting any property of such Obligor, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of such Obligor after due inquiry, threatened against or affecting such Obligor or any property of such Obligor which could reasonably be expected to result in any Material Adverse Effect on such Obligor;

(H) To such Obligor’s best knowledge, after reasonable investigation, none of the proceeds of any Advance (or other credit extension hereunder) will be used in connection with any “reportable transaction” within the meaning of Treasury Regulation Section 1.601 l-4(b) or in connection with any “potentially abusive tax shelter” within the meaning of Section 6112(b) of the Internal Revenue Code of 1986, as amended; and

(I) Each Borrowing Document is and will remain (notwithstanding any amendment thereto occurring after the date of this Agreement) the legally valid and binding obligation of such Obligor, enforceable in accordance with its terms.

Section 4.02 General Covenants by the Obligors. Until the termination of this Agreement and the indefeasible satisfaction in full of all of the Liabilities:

(A) To the extent that the Borrower relies upon the Lendable Collateral Value of Qualifying Collateral owned by an Affiliate in obtaining or maintaining any Advance (or other extension of credit under the Borrowing Documents), the Borrower will use, directly or indirectly, all of the proceeds of such Advance (or other extension of credit) in a manner that shall result in such Affiliate receiving valuable consideration, fair value, fair consideration and reasonable equivalent value in exchange for the pledging of such Qualifying Collateral to the Bank; and

(B) Each Obligor will (a) comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters, employee health and safety and credit protection, anti-predatory and fair lending) as now in effect and which may be imposed in the future in all jurisdictions in which such Obligor is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all binding contracts of such Obligor, as applicable, other than those laws, rules, regulations, orders and provisions of such contracts the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Obligor, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This subsection shall not preclude any Obligor from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP.

ARTICLE V: DEFAULT; REMEDIES

Section 5.01 Events of Default. Each of the following events shall constitute an Event of Default hereunder:

(A) Failure of any Obligor to pay when due any interest on or principal of any liabilities; or

(B) Failure of any Obligor to perform any promise or obligation or to satisfy any condition or liability contained herein, or in any Application, Confirmation or Supplemental Documentation, or the occurrence of a default or an event of default under any Supplemental Documentation; or

(C) Any representation, statement, covenant or warranty made or furnished in any manner to the Bank by or on behalf of any Obligor in connection with this Agreement or any Application, Confirmation, Supplemental Documentation, Liabilities or Collateral was false in any material respect when made or furnished; or

(D) The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral which has not been stayed within 60 days after the issuance thereof; or

(E) Any suspension of payment by any Obligor to any creditor of sums due under or the occurrence of any event which results in another creditor having the right to accelerate the maturity of any indebtedness of any Obligor under any security agreement, indenture, loan agreement, or comparable undertaking which could reasonably be expected to have a Material Adverse Effect on any Obligor; or

(F) Appointment of a conservator, receiver, or similar official for any Obligor or any subsidiary of any Obligor, of any Obligor’s property, entry of a judgment or decree adjudicating any Obligor or any subsidiary of any Obligor insolvent or bankrupt or an assignment by any Obligor or any subsidiary of any Obligor for benefit of creditors; or

(G) Sale by any Obligor of a material part of such Obligor’s assets or the taking of any other action by any Obligor to liquidate or dissolve; or

(H) Termination for any reason of the Borrower’s membership in the Bank, failure of the Borrower to comply with the stock purchase requirements of the Bank in effect from time to time, or the Borrower’s ceasing to be eligible to become a member of the Bank or any Obligor ceasing to be eligible to pledge Collateral or support the obligations of the Borrower hereunder under the Act, the Regulations or the Credit and Collateral Policy; or

(I) Merger, consolidation or other combination of any Obligor with an entity that is not a member of the Bank if the nonmember entity is the surviving entity; or

(J) Any Obligor or any of its respective directors, executive officers or senior officers is criminally indicted or convicted of or under a felony or a crime, each of which involves fraud against or in relation to such Obligor, and such indictment or conviction could reasonably be expected to have a Material Adverse Effect on such Obligor; or

(K) Any event which could reasonably be expected to have a Material Adverse Effect on any Obligor.

For purposes of Section 5.01 (G), “material part” means a sale of assets (in one or a series of transactions) by any Obligor, other than in the ordinary course of such Obligor’s business, in any given fiscal year, the book value of which exceeds an amount equal to such Obligor’s TIER 1 capital, or if TIER 1 capital is not available, total capital as determined by such Obligor’s, or the Borrower’s, primary regulator, at the close of the immediately preceding fiscal year.

Section 5.02 Acceleration; Other Remedies. Upon the occurrence of an Event of Default, in addition to any other remedies provided herein, in any Supplemental Documentation or at law or in equity, the Bank may at its option, by a notice to the Borrower, declare all or any part(s) of the Liabilities and accrued interest thereon, including any prepayment fees or charges which are applicable thereto, to be immediately due and payable, without presentment, demand, protest, or any further notice. Furthermore, upon the occurrence of an Event of Default, the Bank shall have all of the rights and remedies provided by applicable law, which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of Georgia. In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank may sell, assign and deliver the Collateral or any part thereof at public or private sale for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to any Obligor. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if given as provided by applicable law or in accordance with Section 6.06 hereof at least ten days before any such disposition. The proceeds of any sale shall be applied in the order that the Bank, in its sole discretion, may choose, subject to applicable law. Each Obligor agrees that the Bank may exercise any and all of its rights of setoff upon the occurrence of an Event of Default. Notwithstanding any other provision hereof, upon the occurrence of any Event of Default at any time when all or part of the Liabilities shall be the subject of a guarantee by a third party for the Bank’s benefit, and there shall be other outstanding obligations of any Obligor to the Bank that are not so guaranteed, but that are secured by the Collateral, then any sums realized by the Bank from the Collateral, or from any other collateral pledged or furnished to the Bank by any Obligor under any other agreement, shall be applied first to the satisfaction of such other nonguaranteed obligations and then to such Obligor’s guaranteed obligations hereunder. Each Obligor agrees to pay all the costs and expenses of the Bank in the collection of the liabilities and enforcement of the Bank’s rights and remedies in case of default, including, reasonable attorneys’ fees. The Bank shall, to the extent required by law, apply any surplus, after (i) payment of the Liabilities, (ii) provision for repayment to the Bank of any amounts to be paid or advanced under Other Credit Products, and (iii) payment of all costs of collection and enforcement, to the claims of person(s) legally entitled thereto, with any remaining surplus paid to the Borrower. Each Obligor shall be liable to the Bank for any deficiency remaining.

Section 5.03 Certain Provisions as to Sale of Collateral. The Bank may, from time to time after the occurrence of an Event of Default, attempt to sell certain Collateral by means of a private placement. In so doing, the Bank may restrict the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties who might be interested in purchasing such Collateral. If the Bank solicits offers from not less than three such investors, then the acceptance by the Bank of the highest offer obtained therefrom (whether or not three offers are obtained) shall be deemed to be a commercially reasonable method of disposing of the Collateral.

ARTICLE VI: MISCELLANEOUS

Section 6.01 Changes to Credit and Collateral Policy. The Bank reserves the right to amend, supplement, restate or otherwise modify the Credit and Collateral Policy (each, a “Policy Modification”) at any time, in its sole discretion, without the consent of any Obligor, and each Obligor hereby (i) acknowledges and agrees that this Agreement shall be deemed to have been amended by each such Policy Modification, (ii) acknowledges and agrees that each such Policy Modification shall apply to all Advances, Credit Products, Derivative Transactions and Other Products (whether outstanding on the date of such Policy Modification or issued after the date thereof) and (iii) agrees to be bound by each and every Policy Modification occurring on, prior to, or after the date of this Agreement. Each Policy Modification shall become effective immediately upon adoption by the Bank; provided, however, no Event of Default shall occur as a result of any Policy Modification until 90 days after the effective date of such Policy Modification. The Bank shall provide notice of any Policy Modification in writing, which may include by electronic mail, to the

Borrower no later than 30 days after the effective date of such Policy Modification; provided, however, such notice shall be deemed effective when given by the Bank, whether or not actually received by the Borrower. Notwithstanding the provisions of this section, the Bank shall not amend, supplement, restate or otherwise modify the terms and conditions of any Advance, Credit Product, Derivative Transaction or Other Product specified in a Confirmation, without the consent of the Borrower.

Section 6.02 Assignment. Each Obligor hereby gives the Bank the full right, power and authority to pledge or assign to any party all or part of the Liabilities, together with all or any part of the Collateral, as security for consolidated Federal Home Loan Bank obligations issued pursuant to the provisions of the Act or for any other purpose authorized by the Act, the Regulations or the Federal Housing Finance Board. In case of any such pledge or assignment, the Bank shall have no further responsibility with respect to Collateral transferred to the pledgee or assignee. The Obligors may not (whether voluntarily, involuntarily, by operation of law or otherwise) assign or transfer any of their rights or obligations hereunder or with respect to any Advance, Credit Product, Derivative Transaction or Other Product without the express prior written consent of the Bank. The Bank may at any time, upon notice to the Borrower and subject to applicable law, sell, assign, grant participations in, or otherwise transfer to any other person, firm or corporation, including another Federal Home Loan Bank, all or part of the Liabilities outstanding hereunder. Each Obligor hereby acknowledges and agrees that any such disposition shall give rise to a direct obligation of the Obligor to such assignee, participant or transferee. Each Obligor hereby authorizes the Bank and each assignee, participant or transferee, in case of default by any Obligor hereunder, to proceed directly, by right of setoff, banker’s lien, or otherwise, against any assets of any Obligor which may at the time of such default be in the respective hands of the Bank or any such assignee, participant or transferee. Each Obligor further agrees that the Bank may furnish any information pertaining to any Obligor which is in the possession of the Bank to any prospective assignee, participant or transferee to assist it in evaluating such assignment, participation or transfer provided that any non-public information reasonably designated in writing to the Bank by any Obligor as constituting non-public information shall be furnished to such prospective assignee, participant or transferee on a confidential basis. Nothing contained herein shall be deemed to grant to any third party any rights hereunder.

Section 6.03 Discretion of the Bank to Grant or Deny Advances. Nothing contained herein or in any documents describing the Bank’s credit program and credit policies, including the Credit and Collateral Policy, shall be construed as an agreement or commitment on the part of the Bank to grant Advances or enter into Credit Products, Derivative Transactions or Other Products. No Obligor, except the Borrower, shall have any right to apply to the Bank for Advances or Credit Products. The right and power of the Bank in its discretion to either grant or deny any Advance, Credit Product, Derivative Transaction or Other Product requested hereunder is hereby expressly reserved. The determination by the Bank of Lendable Collateral Value and the Collateral Maintenance Level shall not constitute a determination by the Bank that the Borrower may obtain Advances, Credit Products, Derivative Transactions or Other Products in amounts up to such Lendable Collateral Value and Collateral Maintenance Level.

Section 6.04 Amendment; Waivers. No modification, amendment or waiver of any provision of this Agreement (other than the provisions of the Credit and Collateral Policy incorporated by reference herein) or consent to any departure therefrom shall be effective unless in a writing executed by a responsible officer of the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose of which given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in the same, or similar or other circumstances. Any forbearance, failure or delay by the Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

Section 6.05 Consent to Jurisdiction. In any action or proceeding brought by the Bank or any Obligor in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will submit to, the nonexclusive jurisdiction of the United States District Court for the Northern District of Georgia or, if such action or proceeding may not be brought in Federal court, the jurisdiction of the courts of the State of Georgia located in the City of Atlanta.

Section 6.06 Notices. Except as provided in the last sentence of this Section, any written notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement shall be in writing, and shall be given by first class mail, postage prepaid, by telecopy or other facsimile transmission, or by private courier or delivery service. All non-oral notices shall be deemed given when actually received at the principal office of the Bank or when actually given in the case of notices by the Bank to the Borrower (for all Obligors). All notices shall be designated to the attention of the president and chief executive officer of the Bank and to an office or section of the Borrower if the Borrower has made a request for the notice to be so addressed. Any notice by the Bank to the Borrower pursuant to Section 3.06 hereof may be oral and shall be deemed to have been duly given to and received by the Borrower at the time of the oral communication.

Section 6.07 Signatures of Obligors. For purposes of this Agreement, documents shall be deemed signed by each Obligor when a signature (electronic or manual) of an authorized signatory or an authorized facsimile thereof appears on the document. The Bank may rely on any signature (electronic or manual) or facsimile thereof which reasonably appears to the Bank to be the signature of an authorized person, including signatures appearing on documents transmitted electronically to and reproduced mechanically at the Bank. The Secretary or an Assistant Secretary of each Obligor shall from time to time certify to the Bank on forms provided by the Bank the names and specimen signatures of the persons authorized to apply on behalf of the Borrower to the Bank for Advances and commitments for Advances and otherwise act for and on behalf of the Obligors in accordance with this Agreement. The Obligors shall promptly notify the Bank of any changes to such certifications, and until receipt of such notice, the Bank shall be authorized to rely on the authorizations in such current certifications. Such certifications are incorporated herein and made a part of this Agreement and shall continue in effect until expressly revoked or amended in writing by the Obligors, notwithstanding that subsequent certifications may authorize additional persons to act for and on behalf of the Obligors.

Section 6.08 Applicable Law; Severability. In addition to the terms and conditions specifically set forth herein and in any Application, Confirmation or Supplemental Documentation, this Agreement and all Advances, Credit Products, Derivative Transactions and Other Products shall be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws (exclusive of the choice of law provisions) of the State of Georgia. Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of Georgia shall be deemed applicable to this Agreement and any Application, Confirmation and Supplemental Documentation and to any Advance, Credit Product, Derivative Transaction or Other Product and shall govern the attachment and perfection of any security interest granted hereunder or thereunder. In the event that any portion of this Agreement, or any Application, Confirmation or Supplemental Documentation, conflicts with applicable law, such conflict shall not affect other provisions of this Agreement or such Application, Confirmation or Supplemental Documentation, which may be given effect without the conflicting provision, and to this end the provisions of this Agreement and any Application, Confirmation and Supplemental Documentation are declared to be severable.

Section 6.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Obligors and the Bank.

Section 6.10 Entire Agreement. This Agreement, together with any Confirmation or Supplemental Documentation, and any amendments or addenda thereto executed by the Bank and the Obligors, embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to such subject matter. If, prior to the date of this Agreement, the Borrower and the Bank have entered into an Agreement for Advances and Security Agreement with Blanket Floating Lien (as amended) or an Advances, Specific Collateral Pledge and Security Agreement (each, a “Prior Agreement”), then this Agreement shall amend and restate the Prior Agreement in its entirety as the date hereof.

Section 6.11 Attorneys’ Fees. Each Obligor agrees to pay all charges and expenses incurred by Bank (including reasonable attorneys’ fees and expenses) in connection with the administration of the Borrowing Documents, any investigation by Bank in respect of any Borrowing Document, the enforcement, protection or preservation of any right or claim of Bank, the termination of this Agreement or any other Borrowing Document, the termination of any liens of Bank on the Collateral, or the collection of any amounts due under the Borrowing Documents.

Section 6.12 Indemnification of the Bank. Each Obligor hereby indemnifies and agrees to defend (with counsel acceptable to the Bank) and hold harmless the Bank and each of its directors, officers, agents and employees (each, an “Indemnitee”) from and against any liability, loss, cost or expense (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, damage, suit, arbitration, action, proceeding, investigation or pre-filing settlement discussion or negotiation, whenever taking place, and suffered by any one or more of the Indemnitees (collectively, “Losses”) or in which any one or more of the Indemnitees may ever be or become involved (whether as a party, witness or otherwise), in connection with, or in any way relating to, any Liability, this Agreement, any Borrowing Document, any Advance, any Credit Product, any Derivative Transaction, or any Other Product and any Loss (a) arising from any Obligor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement or any other Borrowing Document, (b) arising from the breach of any of the representations or warranties contained in any Borrowing Document, (c) relating to claims of any Person with respect to any Collateral, or (d) arising from any Obligor’s failure to comply with any federal, state, or local statute, regulation, ordinance or other provision of law; provided, an Indemnitee shall not be indemnified for Losses to the extent they result solely from the gross negligence or willful misconduct of such Indemnitee. Notwithstanding any contrary provision in any Borrowing Document, obligations of each Obligor under this Section 6.12 shall survive the payment in full of the Liabilities and the termination of this Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above mentioned.

[INSERT FULL CORPORATE NAME OF BORROWER]

By:
Name:
Title:

By:
Name:
Title:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
Name:
Title:

By:
Name:
Title:

FEDERAL HOME LOAN BANK OF ATLANTA

BORROWER ACKNOWLEDGEMENT

AND NOTARIZATION

STATE OF
} ss
County of

On this       day of                                                  , before me personally came                                                       and                                                                  , to me known, who being by me duly sworn, did depose and state that they are the                                                               and                                                   of [Insert name of Borrower] (the “Borrower”); and that they are signing their names thereto in my presence by order of the Board of Directors or other governing body of the Borrower and that said                                                               and                                                               acknowledge the execution of said instrument to be the voluntary act and deed of the Borrower.

Notary Public Signature

Notary Public in and

for the State of

(NOTARY PUBLIC’S SEAL)

My commission expires:

Form Only-Not for Execution

EXHIBIT A

Form of Affiliate Joinder Agreement

THIS JOINDER AGREEMENT (the “Agreement”), dated as of [Insert Date], is among [Insert Name of Affiliate], a [Insert Type of Organization and Jurisdiction of Organization], having its principal place of business at [Insert Address] (“Affiliate”), [Insert Name of Borrower] (“Borrower”) and the Federal Home Loan Bank of Atlanta (“Bank”). The Affiliate wishes to provide security and credit support to the Borrower under the Advances and Security Agreement, dated as of [Insert Date of Agreement], between the Borrower and the Bank (the “Advances and Security Agreement”). The Bank has agreed to accept such security and credit support of Affiliate subject to the terms and conditions of this Agreement. All of the defined terms in the Advances and Security Agreement are incorporated herein by reference.

Accordingly, the Borrower and the Affiliate hereby agree as follows with the Bank:

1.	The Affiliate hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Affiliate shall be deemed to be a party to the Advances and Security Agreement and an “Obligor” as provided therein and shall have all of the obligations of an Obligor thereunder as if it had executed the Advances and Security Agreement originally; provided, however, the Affiliate may not apply to the Bank for direct Advances, Credit Products, Derivative Transactions or Other Products. The Affiliate hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Advances and Security Agreement, including, all of the representations, warranties and affirmative and negative covenants of an Obligor set forth therein.

2.	Without limiting the generality of the foregoing terms of paragraph 1, the Affiliate hereby jointly and severally, together with all other Obligors, guarantees to the Bank the prompt payment and performance of the Liabilities in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Liabilities are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Affiliate shall, jointly and severally together with all other Obligors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Liabilities, the same shall be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.	As security for all Liabilities, the Affiliate hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, the following Collateral:

(i) All property assigned, transferred or pledged by the Affiliate to the Bank as collateral securing Liabilities and other obligations of the Obligors as of the date hereof, (ii) all of the Residential First Mortgage Collateral, Commercial Mortgage Collateral, Multifamily Mortgage Collateral, HELOC and Second Mortgage

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Collateral, Government and Agency Securities Collateral, Other Securities Collateral, and Other Collateral, now or hereafter owned by the Affiliate, specifically identified on Exhibit “A” attached hereto and incorporated herein, or any substitute Exhibit “A” that may be provided by the Affiliate to the Bank, as Qualifying Collateral and accepted by the Bank after the date hereof, and (iii) all proceeds and products of any items of the Collateral described in clauses (i) and (ii) above.

4.	The Affiliate shall furnish the following to the Bank:

(i) Within 90 days after the end of each fiscal year of the Affiliate, the Affiliate’s audited consolidated and consolidating balance sheet and related statement of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by nationally-recognized independent accountants (without qualification or exception) that such financial statements present fairly in all material respects the financial condition and results of operations of the Affiliate in accordance with GAAP.

(ii) Within 45 days after the end of each fiscal quarter of the Affiliate, the Affiliate’s consolidated and consolidating balance sheet and related statement of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods (or, in the case of the balance sheet, as of the end) of the previous fiscal year, all certified by the Affiliate’s chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Affiliate in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(iii) Together with the audited annual financial statements delivered pursuant to clause (i) above, and together with the quarterly financial statements delivered pursuant to clause (ii) above, the Affiliate shall deliver to the Bank a certificate of its chief financial officer, in form and substance satisfactory to the Bank, (a) stating that such officer has reviewed the relevant terms of the Borrowing Documents, and has made (or caused to be made under such officer’s supervision) a review of the transactions and conditions of the Affiliate from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any fact, event or circumstance that constitutes an Event of Default or that is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action the Affiliate has taken or proposes to take with respect thereto; and (b) certifying and demonstrating that the Affiliate remains solvent as of the date of such certificate.

(iv) Promptly thereafter, copies of all notices, reports, correspondence and other materials filed by the Affiliate with any governmental authority, and any other information known to the Affiliate which could reasonably be expected to have a Material Adverse Effect on the operations, business, or financial condition of the Affiliate.

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5.	Notwithstanding any provision to the contrary contained herein or in the Advances and Security Agreement, to the extent the obligations of the Affiliate shall be adjudicated to be invalid or unenforceable for any reason (including, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Affiliate hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, the United States Bankruptcy Code).

6.	The Affiliate agrees that to the extent that any Obligor shall make a payment or a transfer of an interest in any property to the Bank, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to any Obligor, the estate of any Obligor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

7.	The liability of the Affiliate hereunder is exclusive and independent of any other security for the Liabilities; a separate action or actions may be brought and prosecuted against the Affiliate whether or not action is brought against any other guarantor or Obligor and whether or not any other guarantor or Obligor is joined in any such action or actions; and the Affiliate’s liability hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Obligor or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Liabilities, or (c) any payment on or reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Obligor, or (e) any payment made to the Bank on the Liabilities which the Bank repays to any Obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Affiliate waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

8.	The Affiliate authorizes the Bank without consent of the Affiliate or notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) make additional Advances to the Borrower, and enter into agreements for Credit Products and Other Products and Derivative Transactions with the Borrower, (b) change the terms of the Liabilities or any part thereof, solely with the consent of the Borrower, (c) take and hold security from any other guarantor or any other party for the payment of this guaranty or the Liabilities and exchange, enforce waive and release any such security, and apply such security and direct the order or manner of sale thereof as the Bank in its discretion may determine and (d) release or substitute any one or more endorsers, guarantors or Obligors.

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9.	It is not necessary for the Bank to inquire into the capacity or powers of any Obligor or the Affiliate or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Liabilities made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10.	The Affiliate waives any rights (except as shall be required by applicable statute and cannot be waived) to require the Bank to (i) proceed against any Obligor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Obligor, any other guarantor or any other party, or (iii) pursue any other remedy in the Bank’s power whatsoever. The Affiliate waives any defense based on or arising out of any defense of any Obligor, any other guarantor or any other party other than payment in full of the Liabilities, including, any defense based on or arising out of the disability of any Obligor, any other guarantor or any other party, or the unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the Liability of any Obligor other than payment in full of the Liabilities. The Bank may, at its election, foreclose on any security held by the Bank by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Bank may have against any Obligor or any other party, or any security, without affecting or impairing in any way the liability of the Affiliate hereunder except to the extent the Liabilities have been paid. The Affiliate waives any defense arising out of any such election by the Bank, even though such election operates to impair or extinguish any right of reimbursement or subrogation of other right or remedy of the Affiliate against any Obligor or any other party or any security.

The Affiliate waives all presentments, demands for performance, protests and notices, including, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation or incurring of new or additional Liabilities. The Affiliate assumes all responsibility for being and keeping itself informed of the other Obligors’ financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of the Liabilities and the nature, scope and extent of the risks which the Affiliate assumes and incurs hereunder, and agrees that the Bank shall not have any duty to advise the Affiliate of information known to it regarding such circumstances of risks.

AFFILIATE HEREBY EXPRESSLY WAIVES AND SURRENDERS ANY DEFENSE TO ITS LIABILITY UNDER THIS AGREEMENT BASED UPON ANY OF THE FOREGOING ACTS, OMISSIONS, AGREEMENTS, WAIVERS OR MATTERS AND EXPRESSLY WAIVES THE BENEFITS OF O.C.G.A. §§10-7-2, 10-7-21, 10-7-22, 10-7-23 AND 10-7-24. IT IS THE PURPOSE AND INTENT OF THIS AGREEMENT THAT THE OBLIGATIONS OF AFFILIATE HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES.

The Affiliate hereby agrees it shall not exercise, and irrevocably waives, any rights of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the United States Bankruptcy Code, or

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otherwise) to the claims of the Bank against the Obligors or any other guarantor of the Liabilities (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this guaranty. The Affiliate hereby further agrees not to exercise any right to enforce any other remedy which the Bank now has or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Liabilities and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Bank to secure payment of the Liabilities.

11.	The Affiliate hereby grants to the Bank a continuing security interest in, and a right of set off against any and all right, title and interest of the Affiliate in and to its Collateral.

12.	The Affiliate acknowledges and confirms that it has received a copy of the Advances and Security Agreement and has reviewed and understands such Advances and Security Agreement.

13.	The Borrower and the Affiliates hereby agree that the Liabilities shall have the priority in right and remedy over any indebtedness or other obligations, whenever made and however evidenced, by such Borrower or Affiliate to the Borrower or any other Affiliate (“Intercompany Indebtedness”). The Borrower hereby subordinates the lien securing any Intercompany Indebtedness and any security arrangements with respect to Intercompany Indebtedness to the lien of this agreement securing the Liabilities.

14.	Each Obligor hereby represents and warrants that, as of the date hereof, the date of each Advance, Credit Product, Derivative Transaction or Other Product, and the date of delivery of each collateral report required under Section 3.07(A) of the Advances and Security Agreement:

(i) (a) The Affiliate has received valuable consideration, fair value, fair consideration or reasonably equivalent value for entering into this Agreement and (b) the performance by the Affiliate of its obligations hereunder shall not render the Affiliate insolvent, reduce the Affiliate’s capital to an unreasonably small amount or reduce the Affiliate’s assets to an amount less than that necessary to conduct its business, or cause the Affiliate to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature.

(ii) Either (a) the Borrower directly owns 100% of the voting and other equity interests in the Affiliate (provided, however, that any such Affiliate which is a real estate investment trust (a, “REIT”) may issue preferred equity to employees of the Borrower or such Affiliate in an amount not to exceed that which is necessary to qualify as a REIT under the Internal Revenue Code of 1986, as amended) and each certificate evidencing such voting and other equity interests contain a legend as set forth below prohibiting the transfer thereof in violation of this provision, or (b) the Affiliate directly owns 100% of the voting and other equity interests in the Borrower and each certificate evidencing such voting and other equity interests contain a

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legend as set forth below prohibiting the transfer thereof in violation of this provision.

Form of Legend:

THE [SHARES] [MEMBERSHIP INTERESTS] [PARTNERSHIP INTERESTS] REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, CONVEYED, PLEDGED OR OTHERWISE TRANSFERRED IN VIOLATION OF SECTION 14(ii) OF THAT CERTAIN JOINDER AGREEMENT DATED AS OF                     ,          AMONG [AFFILIATE], [BORROWER] AND THE FEDERAL HOME LOAN BANK OF ATLANTA, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. ANY PURPORTED SALE, ASSIGNMENT, CONVEYANCE, PLEDGE OR OTHER TRANSFER OF [SHARES] [MEMBERSHIP INTERESTS] [PARTNERSHIP INTERESTS] IN VIOLATION OF SAID AGREEMENT SHALL BE VOID AB INITIO AND OF NO FORCE OR EFFECT.]

(iii) The Affiliate is not liable for Borrowed Money to any Person, except the Bank and the Borrower.

(iv) The Collateral Pledged by the Affiliate hereunder was previously owned by the Borrower and was transferred to the Affiliate subject to the pre-existing security interest of the Bank. The Affiliate acknowledges that the consent of the Bank was required prior to such transfer and that in consideration of such consent and in exchange therefor, the Affiliate hereby agrees and confirms that the security and collateral interest of the Bank in the Collateral shall secure all existing and future Liabilities, however and whenever arising.

15.	Until the termination of this Agreement and the indefeasible satisfaction in full of all of the Liabilities:

(i) The Affiliate will not incur or permit to exist any liability for Borrowed Money to any Person, except the Bank and the Borrower.

(ii) The Affiliate will not directly or indirectly: (a) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

(iii) The Affiliate will not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any affiliate of the Affiliate (other than the Borrower) or

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with any director, officer or employee of any Obligor, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Affiliate and upon fair and reasonable terms which are no less favorable to the Affiliate than would be obtained in a comparable arm’s length transaction with a Person that is not an affiliate of the Affiliate, and (b) payment of reasonable compensation to directors, officers and employees for services actually rendered to the Affiliate.

16.	The Borrower confirms that all of its obligations under the Advances and Security Agreement are, and upon Affiliate becoming a party to such Advances and Security Agreement shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon Affiliate becoming a party to the Advances and Security Agreement the term “Liabilities,” as used in the Advances and Security Agreement, shall include all obligations of the Affiliate from time to time under the Advances and Security Agreement.

17.	The Affiliate agrees that at any time and from time to time, upon the written request of the Bank, it will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Agreement.

18.	This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

19.	This Agreement shall be governed by and construed and interpreted in accordance with the laws (exclusive of the choice of law provisions) of the State of Georgia.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, each of the Borrower, the Affiliate and the Bank has caused this Agreement to be duly executed by its authorized officers, as of the day and year first above written.

[BORROWER]

By:
Name:
Title:

By:
Name:
Title:

[AFFILIATE]

By:
Name:
Title:

By:
Name:
Title:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
Name:
Title:

By:
Name:
Title:

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Attach Collateral Description

for Joinder Agreement

as Exhibit “A”

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EXHIBIT B

Form of Collateral Pledge Amendment

THIS COLLATERAL PLEDGE AMENDMENT (the “Amendment”), dated as of [Insert Date], is among [Insert Name of Affiliate] (“Affiliate”), [Insert Name of Borrower] (“Borrower” and together with the Affiliate, “Obligors”) and the Federal Home Loan Bank of Atlanta (“Bank”). The Obligors and the Bank wish to amend Section 3.01 of the Advances and Security Agreement, dated as of [Insert Date of Agreement], between the Borrower and the Bank, as amended by a Joinder Agreement, dated as of [Insert Date of Joinder], among the Obligors and the Bank (the “Advances and Security Agreement”). All of the defined terms in the Advances and Security Agreement are incorporated herein by reference.

Accordingly, the Obligors and the Bank hereby agree as follows:

***CHOOSE ONLY ONE OF THE FOLLOWING ALTERNATIVES FOR

SECTION 1***

[1.	Section 3.01 of the Advances and Security Agreement is hereby amended as follows:

The Collateral marked below is hereby removed and deleted in its entirety from the pledge of Collateral by the Obligors to the Bank pursuant to Section 3.01(ii) of the Advances and Security Agreement:

		Bank:	Borrower:	Affiliate:
☐	Residential First
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

☐	Multifamily
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

☐	HELOC and
	Second	By:	By:	By:
	Mortgage	Title:	Title:	Title:
Collateral

☐	Commercial
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

***OR***

[To the extent that a category has been previously deleted, and the parties now want to grant such a pledge]

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[1.	Section 3.01 of the Advances and Security Agreement is hereby amended as follows:

As security for all Liabilities, each Obligor hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, all of the Collateral marked below:

		Bank:	Borrower:	Affiliate:
☐	Residential First
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

☐	Multifamily
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

☐	HELOC and
	Second Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

☐	Commercial
	Mortgage	By:	By:	By:
	Collateral	Title:	Title:	Title:

Each Obligor acknowledges and agrees that such Collateral will be treated as Collateral for all purposes under the Advances and Security Agreement, and that such Collateral shall be subject to all of the terms and conditions thereof.

2.	The Borrower hereby acknowledges and agrees that, except as expressly provided below, at any time required in the Credit and Collateral Policy, it will assign, transfer and pledge to the Bank, and grant to the Bank a security interest in, all of the Borrower’s Residential First Mortgage Collateral, Multifamily Mortgage Collateral, HELOC and Second Mortgage Collateral, and Commercial Mortgage Collateral. Notwithstanding the previous sentence, the Borrower shall not be required to assign, transfer, pledge to the Bank, or grant to the Bank a security interest in, all of the Borrower’s Residential First Mortgage Collateral, Multifamily Mortgage Collateral, HELOC and Second Mortgage Collateral, and Commercial Mortgage Collateral, so long as, at such time provided in the Credit and Collateral Policy, and at all times thereafter, the Borrower meets each of the following conditions:

•	Total assets of the Borrower exceed $250,000,000,000; and

•	The ratio of Liabilities to total assets of the Borrower does not exceed 10 percent.

3.	This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

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4.	This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, each of the Borrower, the Affiliate and the Bank has caused this Amendment to be duly executed by its authorized officers, as of the day and year first above written.

[BORROWER]

By:
Name:
Title:

By:
Name:
Title:

[AFFILIATE]

By:
Name:
Title:

By:
Name:
Title:

FEDERAL HOME LOAN BANK OF ATLANTA

By:
Name:
Title:

By:
Name:
Title: